Exhibit 99.1
NEWS RELEASE
Timken Revises Fourth-Quarter Earnings
Estimate, Forecasts Stronger Year in 2007
•	Unexpected items impact fourth-quarter results

•	Steel and Industrial Groups anticipate record 2006 sales on strength in global industrial markets

•	Strategic actions across company expected to deliver improved performance in 2007
     CANTON, Ohio — Jan. 29, 2007 — The Timken Company (NYSE: TKR) today announced it is reducing its earnings estimate for the fourth quarter of 2006. The reduction is primarily due to lower North American automotive demand, an increase in the company’s Automotive warranty reserves, the effect of higher Industrial manufacturing costs and the impact of the sale of Latrobe Steel. (The impact of these items is detailed in Table 1 below.)
     The company now anticipates 2006 fourth-quarter earnings per diluted share of approximately $0.37 and $2.36 for the full year. Excluding the impact of special items, the company estimates fourth-quarter earnings per diluted share of approximately $0.30 and $2.48 for the full year. Special items include income from Continued Dumping and Subsidy Offset Act payments, net losses on divestitures and charges related to restructuring, rationalization and goodwill impairment. The company had previously provided estimated earnings per share of $0.47 to $0.57 for the fourth quarter and $2.65 to $2.75 for the full year, excluding the impact of special items.
     The revised 2006 earnings estimates include Latrobe Steel through November 30 in the amount of $0.20 for the quarter and $0.49 for the full year or,
The Timken Company
Media Contact: Jeff Dafler
Manager — Global Media & Government Relations
Mail Code: GNW-37
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-3514
Facsimile: (330) 471-7032
jeff.dafler@timken.com
Investor Contact: Steve Tschiegg
Manager — Investor Relations
Mail Code: GNE-26
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-7446
Facsimile: (330) 471-2797
steve.tschiegg@timken.com
For Additional Information:
www.timken.com/media
www.timken.com/investors

excluding special items, $0.07 for the quarter and $0.35 for the full year. The difference reflects the gain on the sale of Latrobe Steel. (See schedule below for reconciliation of GAAP estimated EPS, assuming dilution.)
     “We are confident the actions we are taking are positioning the company for stronger performance,” said James W. Griffith, Timken’s president and chief executive officer. “Specifically, our efforts to ramp up Industrial capacity, restructure our Automotive business, divest non-strategic assets and focus our Steel business on more differentiated products have better positioned the company to create higher levels of value and customer service going forward. As a result of these initiatives, along with improvements in working capital management and increased pension funding, we expect to see substantial improvement in our 2007 financial performance, as reflected in our earnings outlook.”
Outlook
     The company expects improved results in 2007 as global industrial markets are anticipated to remain strong. Targeted investments in Industrial bearing capacity are expected to become operational throughout the year, and the Steel Group is anticipated to continue performing at a historically high level of profitability. In addition, the company expects its Automotive restructuring initiatives to enable improved performance compared to the second half of 2006, as North American automotive demand stabilizes. On a continuing operations basis, earnings per diluted share for 2007, excluding special items, are estimated to be $2.50 to $2.70, compared to an estimated $2.13 in 2006, which is adjusted to reflect the divestiture of Latrobe Steel.
Conference Call Information
     Timken will announce complete 2006 fourth-quarter and full-year results on Feb. 7, 2007, prior to the opening of the New York Stock Exchange. The company will host a conference call that day for investors and securities analysts to discuss the financial results.
The Timken Company

Conference Call:	Wednesday, Feb. 7, 2007 11:00 a.m. Eastern Time

All Callers:	Live Dial-In: 800-344-0593 or 706-634-0975 (Call in 10 minutes prior to be included) Conference ID: #6026832 Replay Dial-In through Feb. 14, 2007:
800-642-1687 or 706-645-9291

Live Webcast:	www.timken.com/investors
Table 1: Key Negative Fourth-Quarter 2006 EPS Impacts

$EPS

Decline in North American Automotive Demand	0.09

Increase in Automotive Warranty Reserves	0.08

Industrial Manufacturing Costs	0.06

December Earnings from Latrobe Steel	0.03
About The Timken Company
     The Timken Company (NYSE: TKR, http://www.timken.com) keeps the world turning, with innovative ways to make customers’ products run smoother, faster and more efficiently. Timken’s highly engineered bearings, alloy steels and related products and services turn up everywhere. With operations in 27 countries and approximately 25,400 employees, Timken is Where You Turn™ for better performance.
     Certain statements in this news release (including statements regarding the company’s estimates, expectations and forecasts) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements related to the company’s financial performance, including the information under the heading “Outlook,” are forward looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the completion of the company’s financial statements for the 2006 fourth quarter and full year; the company’s ability to respond to the changes in its end markets, especially the North American automotive industry; fluctuations in raw material and energy costs and the operation of the company’s surcharge mechanisms; changes in the financial health of the company’s customers; and the impact on operations of general economic conditions, higher raw material and energy costs, fluctuations in customer demand and the company’s ability to achieve the benefits of its future and ongoing programs and initiatives,
The Timken Company

     including the implementation of its Automotive Group restructuring and initiatives and the rationalization of the company’s Canton bearing operations. These and additional factors are described in greater detail in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2005, page 65, and in the company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2006. The company undertakes no obligation to update or revise any forward-looking statement.
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The Timken Company

Reconciliation of GAAP Estimated EPS (assuming dilution) Schedule —
This reconciliation is provided as additional relevant information about the company’s performance. Management believes adjusted earnings per share are more representative of the company’s performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP earnings per share to adjusted earnings per share in light of special items related to impairment and restructuring and manufacturing rationalization/reorganization costs, Continued Dumping and Subsidy Offset Act (CDSOA) receipts and gain/loss on the sale of non-strategic assets.

(Unaudited)	Estimated 2006 EPS assuming dilution

	Fourth Quarter	Full Year

Income from continuing operations	$0.17 (a)	$1.87 (a)
Income from discontinued operations, net of income taxes, special items (1)	0.13	0.14
Income from discontinued operations, net of income taxes, other (2)	0.07	0.35

Reported earnings per share	$0.37	$2.36

Special items, net of income taxes:
Restructuring and rationalization expenses	$0.19	$0.36
Goodwill impairment charges	0.13	0.13
Loss on divestiture	0.40	0.47
Special items — other expense (income) (3)	(0.63)	(0.64)
Income taxes	(0.03)	(0.06)

Subtotal: Special items related to continuing operations	0.06 (a)	0.26 (a)
Income from discontinued operations, net of income taxes, special items (1)	(0.13)	(0.14)

Adjusted earnings per share	$0.30	$2.48

Earnings per share, diluted, from continuing operations, adjusted for special items related to continuing operations	$0.23	$2.13
Note: inclusive of items denoted by (a).

(1)	Discontinued Operations relates to the sale of Latrobe Steel, effective November 30, 2006. Income From Discontinued Operations Net of Income Taxes, Special Items includes the gain on sale of the stock of Latrobe Steel.

(2)	Discontinued Operations relates to the sale of Latrobe Steel, effective November 30, 2006. Income From Discontinued Operations Net of Income Taxes, Other includes prior activity of Latrobe in accordance with the stock purchase agreement.

(3)	Primarily Continued Dumping and Subsidy Offset Act payments.

Reconciliation of Outlook Information —
Estimated earnings per diluted share for the 2007 year excludes special items. Examples of such special items include impairment and restructuring, manufacturing rationalization/integration/reorganization expenses, gain/loss on the sale of non-strategic assets and payments under the CDSOA. It is not possible at this time to identify the potential amount or significance of these special items. The company cannot predict whether it will receive any payments under the CDSOA in 2007 and, if so, in what amount. If the company were to receive any additional CDSOA payments, they will most likely be received in the fourth quarter.
The Timken Company